UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2012

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Warrant Dispute Dismissed with Prejudice

As previously reported by Galena Biopharma, Inc. (“we,” “us,” “our,” or the “Company”), the Company was named as a defendant in four separate lawsuits filed in the United States District Court for the Southern District of New York by certain holders of our warrants. These four lawsuits are described in detail in our previous filings with the Securities and Exchange Commission, including, but not limited to, our Forms 8-K filed on January 23, 2012, February 17, 2012 and March 28, 2012, respectively. As reported therein, on May 7, 2012, we entered into a confidential settlement agreement and mutual release with the plaintiff in one these actions, pursuant to which the plaintiff agreed to dismiss with prejudice all of its claims in that action.

Effective May 23, 2012, we entered into confidential settlement agreements and mutual releases with all of the plaintiffs in the remaining three actions, pursuant to which the plaintiffs have agreed to dismiss with prejudice all of their claims in these actions and accepted our repurchase of a portion of their warrants as described in our previous public filings. In exchange, we have agreed to reimburse the plaintiffs for a specified amount of fees and costs they incurred in the actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: May 30, 2012	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

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